SCHEDULE 14A
                          (Rule 14a-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934

  Filed by the Registrant
  Filed by a Party other than the Registrant

  Check the appropriate box:
    Preliminary Proxy Statement
                              Confidential, for Use of the Commission
                              Only (as permitted by Rule 14a-6(e)(2)

  X Definitive Proxy Statement
    Definitive Additional Materials
    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


               THE WELLCARE MANAGEMENT GROUP, INC.

         (Name of Registrant as Specified in Its Charter)



(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     No fee required.
     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify previous filing by registration number, or the form or schedule and the date of its filing.

                               THE
                             WELLCARE
                      MANAGEMENT GROUP, INC.
                PARK WEST/HURLEY AVENUE EXTENSION
                     KINGSTON, NEW YORK 12401
                          (914) 338-4110

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                   To Be Held on June 10, 1997

To the Shareholders of
  The WellCare Management Group, Inc.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of The WellCare Management Group, Inc. ("WellCare" or the "Company") will be held at the Company's corporate headquarters, Park West/Hurley Avenue Extension, Kingston, New York 12401, on Wednesday, June 10, 1997 at 10:00 a.m., local time, for the following purposes:

  1) To authorize an amendment to Article VII of the Company's Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors.

  2) Subject to the approval of the aforementioned proposal, to elect seven
     (7) Directors to serve until the 1998 Annual Meeting of Shareholders; or in the event such proposal is not approved, to elect two (2) Class I Directors and one (1) Class II Director.

  3) To approve amendments to the Company's 1993 Incentive and Non-Incentive Stock Option Plan (the "Option Plan") to: (i) change the administration of the Option Plan to a committee of three (3) or more "Non-Employee Directors" as defined by the securities laws and regulations; (ii) eliminate the formula award for granting of non-incentive stock options to outside directors of the Company; (iii) increase the maximum aggregate number of shares with respect to stock options to be granted to any one individual within any one calendar year to 200,000 shares;
     (iv) change the vesting of incentive and non-incentive stock options;
     (v) establish a cashless exercise election; (vi) extend the termination of incentive stock options upon the termination of employment, disability or death of the option holder; and (vii) revise the provisions relating to the amendment or termination of the Option Plan.

  4) To approve the adoption of the Company's 1996 Non-Incentive Executive Stock Option Plan.

  5) To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1997.

  6) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

  Only holders of record of the Company's Common Stock and Class A Common Stock at the close of business on April 25, 1997, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

  The Company's 1996 Annual Report to Shareholders accompanies this Notice of Annual Meeting.
                         By Order of the Board of Directors,

                         /s/ Howard B. Lorch
                         Howard B. Lorch
                         Secretary
Kingston, New York
May 15, 1997

SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND THE ANNUAL MEETING ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                          THE
                        WELLCARE
                 MANAGEMENT GROUP, INC.
           PARK WEST/HURLEY AVENUE EXTENSION
                KINGSTON, NEW YORK 12401
                     (914) 338-4110

             ANNUAL MEETING OF SHAREHOLDERS
              To Be Held on June 10, 1997

GENERAL

  This Proxy Statement is being furnished to holders of record of Common Stock and Class A Common Stock of The WellCare Management Group, Inc., a New York corporation ("WellCare" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders ("Annual Meeting") to be held at the Company's corporate headquarters, Park West/Hurley Avenue Extension, Kingston, New York 12401, on Tuesday, June 10, 1997 at 10:00 a.m., local time, and at any and all adjournments or postponements thereof. Only holders of record of Common Stock and Class A Common Stock at the close of business on April 25, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were outstanding 4,947,852 shares of Common Stock, $.01 par value, each share being entitled to one vote, and 1,350,324 shares of Class A Common Stock, $.01 par value, each share being entitled to ten votes. This Proxy Statement and enclosed proxy card are being mailed to the Company's shareholders on or about May 15, 1997.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

  At the Annual Meeting, the shareholders will be asked to consider and vote upon the following proposals:

  1) To authorize an amendment to Article VII of the Company's
     Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors.

  2) Subject to the approval of the aforementioned proposal, to elect seven (7) Directors to serve until the 1998 Annual Meeting of Shareholders; or in the event such proposal is not approved, to elect two (2) Class I Directors and one (1) Class II Director.

  3) To approve amendments to the Company's 1993 Incentive and Non-Incentive Stock Option Plan (the "Option Plan", and the amendments to such Option Plan, collectively, the "Option
     Plan Amendments") to: (i) change the administration of the Option Plan to a committee of three (3) or more "Non-Employee Directors";
     (ii) eliminate the formula award for granting of non-incentive stock options to outside directors of the Company; (iii) increase the maximum aggregate number of shares with respect to stock options to be granted to any one individual within any one calendar year to 200,000 shares; (iv) change the vesting of incentive and non-incentive stock options; (v) establish a cashless exercise election; (vi) extend the termination of incentive stock options upon the termination of employment, disability or death of the option holder; and (vii) revise the provisions relating to the amendment or termination of the Option Plan.

  4) To approve the adoption of the Company's 1996 Non-Incentive
     Executive Stock Option Plan.

  5) To ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending
     December 31, 1997.

  6) To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

VOTING AT THE ANNUAL MEETING

  Each holder of record of Common Stock on the Record Date is entitled to one vote per share and each holder of record of Class A Common Stock on the Record Date is entitled to ten votes per share on each matter presented. On the Record Date, there were 4,947,852 shares of Common Stock issued and outstanding and 1,350,324 shares of Class A Common Stock issued and outstanding. The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock and Class A Common Stock at the Annual Meeting (3,149,089 shares of the 6,298,176 aggregate shares of Common Stock and Class A Common Stock outstanding) is necessary to constitute a quorum at the Annual Meeting. In addition, the presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares of Common Stock (2,473,926 shares of the 4,947,852 shares of Common Stock outstanding) and of the outstanding shares of Class A Common Stock (675,162 of the 1,350,324 shares of Class A Common Stock outstanding) is necessary to constitute a quorum with respect to the authorization of the amendments to Article VII of the Company's Restated Certificate of Incorporation described herein.

  If a quorum is present, a plurality vote of the total votes cast by the holders of Common Stock and Class A Common Stock voting as one class is required to elect the seven (7) Directors (or in the event the proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors is NOT approved, to vote for two (2) Class I Directors and one (1) Class II Director). The affirmative vote of a majority of the total votes of the outstanding shares of Common Stock and Class A Common Stock voting as one class (9,225,546 affirmative votes of the 18,451,092 total votes of the Common Stock and Class A Common Stock outstanding) is required to: (i) authorize the amendment to Article VII of the Company's Restated Certificate of Incorporation to eliminate the classification of directors; (ii) approve the amendments to the Option Plan; (iii) approve the adoption of the 1996 Non-Incentive Executive Stock Option Plan; and (iv) ratify the reappointment of Deloitte & Touche LLP as independent auditors of the Company for the year ending December 31, 1997.

  If the enclosed proxy card is properly executed and returned to the Company prior to the voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. Shares represented by proxies which are marked "WITHHOLD AUTHORITY" to vote for (i) all seven (7) nominees or (ii) any individual nominee(s) for election as director(s) and are not otherwise marked "FOR" the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. In the event the proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to eliminate the classified structure of the Board of Directors is NOT approved, shares represented by proxies which are marked "WITHHOLD AUTHORITY" to vote for (i) two
(2) Class I nominees and one (1) Class II nominee or (ii) any individual nominee(s) for election as directors and are not otherwise marked "FOR" the other nominees, will not be counted in determining whether a plurality vote has been received for the election of directors. Similarly, shares represented by proxies which are marked "ABSTAIN" on any other proposal will not be counted in determining whether the requisite vote has been received for such proposal. In the absence of instructions, the shares will be voted FOR all the proposals set forth in the Notice of Annual Meeting. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies (so called "broker non-votes"), those shares will not be included in the totals. Thus, where the affirmative vote of a majority of the total votes cast by the holders of Common Stock and Class A Common Stock is required to approve a corporate action, such as the (i) amendment to Article VII of the Restated Certificate of Incorporation; (ii) amendments to the Option Plan; (iii) adoption of the 1996 Non-Incentive Executive Stock Option Plan; and (iv) the ratification of the reappointment of Deloitte & Touche LLP as the Company's independent auditors referred to above, these broker non-votes will have the effect of reducing the total number of votes needed to attain a majority of the total votes cast.

  At any time prior to its exercise, a proxy may be revoked by the holder of the Class A Common Stock or Common Stock granting such proxy by delivering written notice of revocation or a duly executed proxy bearing a later date to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement or by attending the Annual Meeting and voting in person.

  Proxies may be solicited on behalf of the Board by mail, telephone, telecopy or in person and solicitation costs will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by such methods without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorizations for the execution of proxy cards and, upon request, will be reimbursed by the Company for their reasonable expenses.

                   TABLE OF CONTENTS

                                                       PAGE



  Security Ownership of Certain Beneficial
     Owners and Management                              4

  Authorization of Amendment to Company's
     Restated Certificate of Incorporation              5

  Election of Directors                                 5

  Executive Compensation                                8

  Report of Compensation Committee of Board
     of Directors on Executive Compensation            12

  Stock Performance Graph                              14

  Certain Relationships and Related Transactions       15

  Section 16(a) Beneficial Ownership
     Reporting Compliance                              17

  Approval of Amendments to 1993 Incentive and
     Non-Incentive Stock Option Plan                   17

  Approval of 1996 Non-Incentive Executive
     Stock Option Plan                                 24

  Ratification of Reappointment of Independent
     Auditors                                          26

  Other Business                                       26

  Shareholder Proposals                                26

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth as of the Record Date certain information with regard to the beneficial ownership of the Common Stock of the Company as of the date hereof by (i) each shareholder who is known by the Company to beneficially own in excess of five percent (5%) of the outstanding shares of Common Stock or Class A Common Stock, (ii) each director, (iii) each of the executive officers named in the Summary Compensation Table on page 11 of this Proxy Statement, and (iv) all executive officers and directors as a group:

                                                                Percent of Total
                                                                ---------------------------------
                                                                                        Percent
                                       Class A                  Class A                 of Total
     Name                              Common     Common(13)    Common      Common      Vote
     ----                              ------     ----------    ------      ------      ----

Robert W. Morey, Jr.(1)(2)             281,956     505,201      20.7%        10.2%      17.9%
Mark D. Dean(3)(4)                     121,534     172,031       8.9          3.5        7.5
Joseph R. Papa                            -         66,666        -           1.3         *
G. William Strein(5)                    14,585      45,427       1.1           *         1.0
Marystephanie Corsones                    -          3,818        -            *          *
John E. Ott (6)                           -         21,913        -            *          *
Douglas Hayward                           -         24,630        -            *          *
Charles E. Crew, Jr.                    43,752      50,194       3.2          1.0        2.6
Robert E. Goff(7)                       29,168      49,251       2.1           *         1.8
Walter W. Grist                           -           -           -            -          -
Lawrence C. Tucker(8)(9)                  -      1,929,116        -          28.1        9.4
Edward A. Ullmann(10)(11)              686,500      13,045      50.3           *        37.0
Eileen H. Wilson                          -            610        -            *          *
Daniel M. Zeichner(12)                  38,891      58,859       2.8          1.2        2.4
The 1818 Fund II, L.P.(8)(9)              -      1,929,116        -          28.1        9.4
Brown Brothers Harriman & Co.(8)(9)       -      1,929,116        -          28.1        9.4
T. Michael Long(8)(9)                     -      1,929,116        -          28.1        9.4
All current executive officers and
 directors as a group (13 persons)
 (2)(4)(5)(6)(9)(11)(12)             1,187,218   2,906,510     87.0          45.3       77.8
------------------------------
* Less than 1%
(1) Address is 55 Main Street, Tiburon, California 94920.
(2) Includes 2,000 shares of Common Stock owned by RWM Management Co. Defined
    Benefit Pension Plan for which the reporting person is trustee; beneficial ownership is disclaimed.
(3) Address is 62 Riverview, Port Ewen, New York 12466.
(4) Includes 68,059 shares of Class A Common Stock and 116,672 shares of Common
    Stock owned by Pine Street Dental Associates, P.C., a retirement plan in which Dr. Dean has a 48% interest, 4,862 shares of Class A Common Stock and
    14,584 shares of Common Stock owned by Dr. Dean's wife, 4,862 shares of
    Common Stock owned by Dr. Dean's son, and 500 shares of Common Stock owned by Dr. Dean's trust.  Dr. Dean disclaims beneficial ownership of the shares owned by his wife, son and trust.
(5) Includes 15,000 shares of Common Stock owned by Mr. Strein's wife.  Mr.
    Strein disclaims beneficial ownership of the shares owned by his wife.
(6) Includes 800 shares of Common Stock owned by Dr. Ott's family trust.  Dr.
    Ott disclaims beneficial ownership.
(7) Mr. Goff resigned his position as Executive Director and Executive Vice
    President on October 24, 1996.
(8) Address is 59 Wall Street, New York, New York 10005.
(9) On February 28, 1997, the Company renegotiated with The 1818 Fund II, L.P.
    (the "Fund"), the 6.0% Subordinated Convertible Note in the principal amount of $20,000,000 due December 31, 2002 (the "Note"), entitling the holder thereof to convert such Note into 689,655 shares of the Company's
    Common Stock.  The revised agreement sets the conversion price at $10.37 per share, subject to adjustment for dilution.  Brown Brothers Harriman &
    Co., ("BBH & Co."), a general partner of the Fund, have designated Messrs.
    T. Michael Long and Lawrence C. Tucker, either individually or jointly, as the sole and exclusive partners of BBH & Co. having voting and investment power with respect to the Note, and the Common Stock issuable upon conversion of the Note.  Giving effect to the amendment of the Note, the
    Fund beneficially owns 1,929,116 shares of Common Stock.  By virtue of BBH
    & Co.'s relationship with the Fund, BBH & Co. may be deemed to beneficially own 1,929,116 shares of Common Stock.  By virtue of the resolution adopted by BBH & Co. designating Messrs. Long and Tucker, either individually or jointly, as the sole and exclusive partners of BBH & Co. having voting and investment power with respect to the Note, and the Common Stock issuable upon conversion of the Notes, Messrs. Long and Tucker may each be deemed to beneficially own 1,929,116 shares of Common Stock.  The numbers of shares listed does not include the dilutive effect (if any), due to the outstanding options issued after June 30, 1996.
(10)Address is P.O. Box 133, Miller Road, Mount Tremper, New York 12457.
(11)Includes 11,045 shares of Common Stock owned by a not-for-profit corporation of which Mr. Ullmann is President.  Mr. Ullmann disclaims beneficial ownership of the shares owned by the not-for-profit corporation.
(12)Includes 4,862 shares of Common Stock in Dr. Zeichner's Defined
    Contribution Pension Plan and 400 shares of Common Stock owned by Dr.
    Zeichner's wife.  Dr. Zeichner disclaims beneficial ownership of the shares owned by his wife.
(13)Includes shares of Common Stock from stock options exercisable on or before
    June 25, 1997, as follows:
    NAME                NUMBER OF SHARES
    ----                ----------------
    Joseph R. Papa                66,666
    Howard B. Lorch               15,000
    Douglas A. Hayward            20,000
    John E. Ott, M.D.             20,913

        AUTHORIZATION OF AMENDMENT TO COMPANY'S
         RESTATED CERTIFICATE OF INCORPORATION

PROPOSED AMENDMENT

  On April 15, 1997, the Board of Directors approved, subject to authorization by shareholders, an amendment to paragraph (b) and elimination of paragraph (c) and a reclassification of paragraph
(d) to paragraph (c) of Article VII of the Company's Restated Certificate of Incorporation to authorize the elimination of the classified structure of the Board of Directors.

  Specifically, subparagraph (b) of Article VII of the Company's
Restated Certificate of Incorporation as proposed to be amended, reads in its entirety, as follows:

          "At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting of shareholders."

EXPLANATION OF AMENDMENT

  The Company's Restated Certificate of Incorporation expressly provides that the terms of office of the Board of Directors shall be divided into three (3) classes: Class I, Class II and Class III, as shall be determined by the Board of Directors. All classes shall be nearly equal in number as possible and no class shall include less than three (3) or more than nine (9) directors. Additionally, the terms of office of the respective classes of directors was established as follows: Class I shall expire at the Annual Meeting of Shareholders to be held in 1994; Class II shall expire at the Annual Meeting of Shareholders to be held in 1995; and Class III shall expire at the Annual Meeting of Shareholders to be held in 1996. At each Annual Meeting of Shareholders after the aforementioned initial classification, the successors to directors whose terms shall then expire shall be elected to serve from the time of election and qualification until the third Annual Meeting following election and until successors shall have been duly elected and qualified.

  The proposed amendment to the Company's Restated Certificate of Incorporation expressly provides for the declassification of all directors and that directors shall be elected to hold office at each Annual Meeting of Shareholders until the next Annual Meeting of Shareholders. This amendment is being submitted to the shareholders because the Board believes that giving the shareholders the right to elect the full Board annually demonstrates sound corporate practice and is in the best interest of the shareholders. Robert W. Morey, Jr. and Edward A. Ullmann have indicated that they would vote their shares for the proposed amendment.

REQUIRED VOTE

  The affirmative vote of a majority of the total votes of the outstanding shares of Common Stock and Class A Common Stock voting as one class is required to authorize the proposed amendment to the Company's Restated Certificate of Incorporation described herein.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
     A VOTE "FOR" AUTHORIZATION OF SUCH AMENDMENT.

                 ELECTION OF DIRECTORS

  The Board of Directors currently consists of nine directors, eight of whom have been classified into three classes, designated Class I, Class II and Class III, each consisting of three directors. As a result of this classification of directors, one class of directors is elected each year for a three-year term. In April 1997, Mr. Joseph R. Papa was appointed as a Class II Director to fill the vacancy created by the resignation of Mr. G. William Strein. Mr. Strein had served as a Class II Director. Under New York law, a director who fills a vacancy, unless elected by the shareholders, serves until the next meeting of shareholders at which the election of directors is in the ordinary course of business. Accordingly, Mr. Papa's current term as a Class II Director expires at this Annual Meeting.

  The remaining director, Mr. Walter W. Grist, has not been classified since he was appointed by the Board as a result of an increase in the number of directors comprising the entire Board, and, accordingly, his term expires at this Annual Meeting. Subsequent to the appointment of Mr. Grist, two vacancies were created on the Board by the resignation of two directors, thereby decreasing the number of directors serving on the Board.

  If the aforementioned amendment to the Company's Restated Certificate of Incorporation is approved, then there will be an immediate declassification of all directors. All directors will immediately resign, and commencing with this Annual Meeting of the Shareholders, the Board of Directors will consist of seven (7) directors, unclassified. All directors will serve terms expiring at the 1998 Annual Meeting of Shareholders.

  At this Annual Meeting, seven (7) Directors are to be elected and to hold office until the 1998 Annual Meeting of Shareholders if the aforementioned proposal regarding declassification of the Board of Directors is approved. All seven (7) of the nominees for Directors currently serve as Directors. Messrs. Charles E. Crew, Jr. and Robert W. Morey, Jr., currently serve as Class III Directors; John E. Ott, M.D., Messrs. Joseph R. Papa and Lawrence
C. Tucker currently serve as Class II Directors; Mark D. Dean, D.D.S., currently serves as a Class I Director and the seventh nominee, Walter W. Grist, currently serves as an unclassified Director. Eileen H. Wilson and Daniel M. Zeichner, M.D., currently serving as Class I Directors, are not standing for reelection as directors. In the event that the aforementioned proposal regarding declassification of the Board of Directors is NOT approved, then Mr. Walter W. Grist and Mark D. Dean, D.D.S. are to be nominated as Class I Directors to hold office until the 2000 Annual Meeting of Shareholders and until their successors are duly elected and qualified. Mr. Joseph R. Papa is to be nominated as a Class II Director to holder office until the 1998 Annual Meeting of Shareholders and until his successor is duly elected and qualified. There will be continuing vacancies of one (1) Class I Director and one (1) Class III Director. Pursuant to the February 28, 1997 amendment to the Note Purchase Agreement between the Company and The 1818 Fund II, L.P., the Company is required to use its reasonable efforts to appoint two (2) additional outside directors as Board members. Unless otherwise specifically directed by shareholders executing proxies, it is intended that all proxies in the accompanying form received in time for the Annual Meeting will be voted at the Annual Meeting FOR the election of the seven (7) nominees named below.

  In the event any nominee should become unavailable for reelection for any presently unknown reason, it is intended that the proxies will be voted for such substitute nominee as may be designated by the present Board of Directors. If a quorum is present, a plurality vote of the total votes cast by the holders of the Common Stock and Class A Common Stock voting as one class is required to elect the seven (7) Directors.

  Each nominee's name, age, the year first elected or appointed as a director and position(s) with the Company are set forth below:

                                          Year First
                                          Served          Position/
Name                       Class  Age     as a Director   Offices
----                       -----  ---     -------------  --------

Robert W. Morey, Jr.(1)     III   60      1996           Director,
                                                         Chief Executive
                                                         Officer

Joseph R. Papa               II   53      1997           Director,
                                                         President
                                                         and Chief
                                                         Operating
                                                         Officer

Charles E. Crew, Jr.(2)(3)  III   44      1987           Director

Walter W. Grist             N/A   56      1997           Director

Mark D. Dean, D.D.S.(2)(3)    I   56      1984           Director

John E. Ott, M.D.(1)         II   60      1995           Director,
                                                         Executive
                                                         Vice
                                                         President

Lawrence C. Tucker(2)(3)     II   54      1996           Director

---------------------------
(1) Member, Executive Committee
(2) Member, Audit Committee
(3) Member, Compensation Committee

MR. GRIST, a designee of The 1818 Fund II, L.P., has been nominated in accordance with the amended Note Purchase Agreement dated February 28, 1997, between the Company and The 1818 Fund II, L.P. and Messrs. Morey and Ullmann have agreed to vote their shares for Mr. Grist's election.

     DIRECTORS NOMINATED FOR TERMS EXPIRING IN 1998

  ROBERT W. MOREY, JR., age 60, has been Chairman of the Board and Chief Executive Officer of the Company since April 30, 1996. Since 1972, Mr. Morey has served as President and Chairman of R.W. Morey, Inc., a management firm founded by Mr. Morey which is engaged in, among other things, financial counseling and reinsurance underwriting of catastrophic health coverage for the managed care industry. Mr. Morey was engaged in corporate banking, investment banking and the institutional brokerage business from 1962 to 1972. Mr. Morey received a B.A. in Economics from Yale University in 1958 and an M.B.A. from Harvard Graduate School of Business in 1962.

  JOSEPH R. PAPA, age 53, has been President and Chief Operating
Officer of the Company since September 1996. Formerly, Mr. Papa was President of Healthcare Resources International, Inc., a managed care consulting company he founded. From 1986 to 1989, Mr. Papa was President and Chief Operating Officer of Healthways,
Inc., an individual practice association model health maintenance organization licensed in the State of New Jersey and then a wholly-owned subsidiary of Healthways Systems, Inc., a publicly-traded company that was sold to Aetna Life Insurance Company, a wholly-owned subsidiary of Aetna Life and Casualty Company. Mr. Papa earned his C.P.A. after receiving a B.S. in Accounting at St. Joseph's University in 1965.

  CHARLES E. CREW, JR., age 44, has been a director of the Company since September 1987. Mr. Crew has been employed with General Electric since 1977, having served in a number of sales and marketing positions until 1987, when he was made General Manager of Western Region Sales, and in 1990 he became Regional General Manager of the Midwest Region. In 1993, he served as General Manager of Field Operations and in April of 1994 was made Vice President of Commercial Operations for the Plastics Business.

  WALTER W. GRIST, age 56, has been a Director of the Company since February 28, 1997. For more than the past five years, Mr. Grist has been a Senior Manager of Brown Brothers Harriman & Co., a company engaged in providing financial advisory and merger and acquisition related services, which is the general partner of The 1818 Fund II, L.P., a New York limited partnership which is the holder of the 6% subordinated convertible note due December 21, 2002 in the principal amount of $20 million issued by the Company (See "Item 13 - Certain Relationships and Related Transactions"). Mr. Grist serves on the Board of Directors of Government Property Investors Inc. and Steri-Oss, Inc. Mr. Grist graduated with a B.S. degree in Business Administration from New York University in 1965.

  MARK D. DEAN, D.D.S., age 56, has been a director of the Company and Vice Chairman of the Board since May 1984. Dr. Dean has been a dentist in private practice since 1966.

  JOHN E. OTT, M.D., age 60, has been Executive Vice President of the Company since June 1996 and a director since October 1995.
Dr. Ott is the former Chief Executive Officer of The George Washington University Health Plan, and from 1977 to 1996 was a Professor in Health Care Sciences, Health Services Management and Policy and Pediatrics at George Washington University, having retired in 1996 as Emeritus Professor. He is a board certified in Pediatrics and Medical Toxicology. Dr. Ott received his B.S. and M.D. degrees at the University of Pittsburgh, and completed a pediatric residency and fellowship in clinical genetics and biophysics at the University of Colorado Medical Center.

  LAWRENCE C. TUCKER, age 54, has been a director of the Company since January 1996. For more than the past 25 years, Mr. Tucker as been employed by Brown Brothers Harriman & Co., a company engaged in providing financial advisory and merger and acquisition related services, having served as general partner of that firm since 1979. Brown Brothers Harriman & Co. is the general partner of The 1818 Fund II, L.P., a New York limited partnership which is the holder of the 6% subordinated convertible note due December 31, 2002 in the principal amount of $20 million issued by the Company. (See "Item 13 - Certain Relationships and Related Transactions.") Mr. Tucker also serves as director of WorldCom, Inc. and Riverwood International Corporation. Mr. Tucker received a B.S. degree in Engineering from Georgia Institute of Technology in 1964 and an M.B.A. from the Wharton School of the University of Pennsylvania in 1966.

MEETINGS AND COMMITTEES

  There were thirteen (13) meetings of the Board of Directors during 1996, no director attended less than 75% of the total number of meetings of the Board of Directors and any committee of which such director is a member.

  The Executive Committee, established in May 1996, is comprised of Messrs. Morey and Dr. Ott, with one (1) vacancy created by Mr. Ullmann's resignation therefrom in September 1996. The Executive Committee has all of the powers of the Board not otherwise delegated to the Audit or Compensation Committees. However, until the vacancy on the Committee is filled, the Committee may not act, as New York Law requires that any committee be comprised of at least three (3) directors. Prior to Mr. Ullmann's resignation, the Executive Committee acted two (2) times by unanimous written consent during 1996.

  The Audit Committee, comprised of three independent directors, Messrs. Crew and Tucker and Dr. Dean, meets with the Company's independent auditors to review the scope of their annual audit, the adequacy of the Company's system of internal controls, and the sufficiency of its financial reporting. There were six meetings of the Audit Committee during 1996.

  The Compensation Committee, comprised of three independent directors, Messrs. Crew and Tucker and Dr. Dean, established the compensation program for Mr. Robert W. Morey, the Company's Chief
Executive Officer, recommends to the Board of Directors, in consultation, with Mr. Morey, a general compensation program for all officers and administers the Company's 1993 Incentive and Non-Incentive Stock Option Plan and the Company's 1996 Non-Incentive Executive Stock Option Plan. There were six meetings of the Compensation Committee during 1996.

  The Company does not have a standing nominating committee.

                 EXECUTIVE COMPENSATION

The following table sets forth a summary of the compensation for 1996, 1995 and 1994 earned by (i) the Company's Chief Executive Officer during 1996; (ii) each of the three most highly compensated executive officers other than the Chief Executive Officer serving as an executive officer whose compensation during 1996 exceeded $100,000; (iii) the most highly compensated executive officer not serving in such capacity at the end of 1996 whose compensation exceeded $100,000; and (iv) the Company's President and Chief Operating Officer, who commenced employment on September 6, 1996, whose compensation on an annual basis would have required disclosure in the table below:

                    SUMMARY COMPENSATION TABLE
                                                                        Long-Term
                                                                        Compensation
                                                                        ------------
                      Annual Compensation                               Awards
                  ----------------------------                          ------

Name and                                             Other Annual       Common Stock    All Other
Principal              Year   Salary     Bonus       Compensation       Underlying      Compensation
Position                        ($)       ($)            ($)            Options (#)         ($)
-----------------      ----   -------    ------      ------------       ------------    ------------

ROBERT W. MOREY(1)     1996        -         -               -          600,000(7)           -
Chief Executive        1995        -         -               -             -                 -
 Officer               1994        -         -               -             -                 -

EDWARD A. ULLMANN(2)   1996    $166,739   $177,871           -           10,000          $369,181(9)(10)(11)
President, Chief       1995     187,061    103,902(4)        -           10,000             8,605(10)(11)
Executive Officer      1994     180,000    124,764           -           25,000(8)          6,007(10)(11)
and Chief Operating
Officer

JOSEPH R. PAPA         1996    $ 92,308       -              -          200,000          $    195(13)
President and Chief    1995        -          -              -             -                 -
Operating Officer      1994        -          -              -             -                 -

MARYSTEPHANIE
CORSONES (13)          1996    $117,366   $ 50,167        $14,000(5)     2,000           $  4,356(11)(12)
Vice President and     1995      76,696      1,402         14,000(5)     2,000              3,189(11)(12)
Chief Financial        1994      69,717     31,191         14,000(5)     8,000(8)            -
Officer

JOHN E OTT, M.D.       1996    $111,538       -           $11,500(6)   40,000                -
Executive Vice         1995        -          -              -          2,740                -
President and          1994        -          -              -           -                   -
Director

DOUGLAS A. HAYWARD     1996    $108,154       -              -         40,000            $    200(12)
Executive Vice         1995        -          -              -           -                   -
President; Chief       1994        -          -              -           -                   -
Executive Officer of
WellCare of
Connecticut, Inc.

ROBERT E. GOFF(3)      1996   $100,148    $ 11,833           -           -               $ 60,088(9)(11)(12)
Executive Director     1995    114,315      23,513(4)        -          1,000               3,580(11)(12)
and Executive Vice     1994    110,000      40,331           -           -                  3,000(11)(12)
President
-----------------
(1)  Mr. Morey became Chief Executive Officer effective April 30, 1996.
(2)  Mr. Ullmann resigned his position as Chief Executive Officer on April 30,
     1996 and resigned as Chief Operating Officer effective September 6, 1996.
(3)  Mr. Goff resigned his position as Executive Director and Executive Vice
     President on October 24, 1996.
(4)  Represents the fair market value of Treasury Stock issued as bonuses in lieu of cash.  Also, included bonus of $30,921 for Mr. Ullmann.
(5)  Represents the amount WellCare had agreed to pay per annum from 1994 through 2001, for a tax deferred annuity having a retirement benefit of
     $500,000 at age 65.
(6)  Represents the amount WellCare paid in 1996 for a condominium rental.
(7)  Represents the options granted on December 23, 1996 under the 1996
     Non-Incentive Executive Stock Option Plan (subject to approval by issuer's shareholders).
(8)  Represents Mr. Ullmann's options to purchase 10,000 shares of Common Stock and 15,000 phantom shares of Common Stock and Ms. Corsones' options to purchase 3,000 shares of Common Stock and 5,000 phantom shares of Common
     Stock.  Phantom shares vest, subject to the executive's continued
     employment with the Company, 25% per annum on December 31st of each year, commencing December 31, 1994, and are payable in cash only in January 1996 in an amount equal to the product of (A) and (B), where (A) equals the total number of phantom shares vested in the executive, and (B) equals the sum of (i), (ii), (iii) and (iv) equal to the following:

             Difference between the closing sales price of the Common
             Stock, as reported by The Nasdaq Stock Market (National
             Market) on December 31,
             (i)  1994 and 1993
             (ii) 1995 and 1994
             (iii)1996 and 1995
             (iv) 1997 and 1996.
(9) Includes severance benefits of $361,125 and $57,108 for payments issued and accrued for Mr. Ullmann and Mr. Goff, respectively.
(10) Includes $3,306, $3,985 and $3,007 paid by WellCare in 1996, 1995 and 1994, respectively, for a $1,000,000 life insurance policy on Mr. Ullmann's life, 50% of which is payable to WellCare and the balance to Mr. Ullmann's wife.
(11) Includes pension plan contributions as follows: $3,660 and $2,495 in 1996 and 1995, respectively, for Ms. Corsones; $4,750, $4,620 and $3,000 in
     1996, 1995 and 1994, respectively, for Mr. Ullmann; $2,572, $3,580 and
     $3,000, respectively, for Mr. Goff.
(12) Includes Group Life Insurance paid by WellCare as follows: $195 in 1996 for
     Mr. Papa; $696 and $694 in 1996 and 1995, respectively, for Ms. Corsones;
     $200 in 1996 for Mr. Hayward; and $408 in 1996 for Mr. Goff.
(13) Ms. Corsones resigned her position as Chief Financial Officer and Vice
     President of Finance effective April 2, 1997.

The following table sets forth certain information concerning options granted in 1996 to the individuals named in the Summary
Compensation Table:

                      OPTION GRANTS IN 1996
                        Individual Grants
                                                                            Potential
                                                                            Realizable Value
                       Number of    % of Total                              at Assumed Annual
                       Securities   Options      Exercise                   Rates of Stock Price
                       Underlying   Granted to   or Base                    Appreciation for
                       Options      Employees    Price       Expiration     Option Term
Name                   Granted (#)  In 1995      ($/Share)      Date        5% ($)    10% ($)
--------------------   -----------  -----------  ---------   ----------     -------   -------

ROBERT W. MOREY        450,000(1)      48.0%     $10.000     23-Dec-01      -(6)          -(6)
                       150,000(2)      16.0%     $15.000     23-Dec-01      -(6)          -(6)

EDWARD A. ULLMANN       10,000(3)       1.1%     $21.500     06-Sep-96(7)   -(7)          -(7)

JOSEPH R. PAPA         200,000(4)      21.3%     $10.125     01-Sep-01      -(8)      $435,000(8)

MARYSTEPHANIE
 CORSONES(9)             2,000(3)       0.2%     $21.500     01-Jan-01      -(8)          -(8)

JOHN E. OTT, M.D.       40,000(5)       4.3%     $12.625     01-Jun-01      -(8)          -(8)

DOUGLAS A. HAYWARD      40,000(5)       4.3%     $12.870     29-May-01      -(8)          -(8)
--------------------
(1) Exercisable if the closing sale price of the Company's Common Stock for thirty consecutive trading days is equal to or greater than $20.00 per share.  In the event that a change of control in the Company occurs, the options are exercisable if (i) on the date of such a change of control, the fair market value of the Company's Common Stock is equal to or greater than
    $17.50 per share, or (ii) shares of Common Stock are purchased as a price equal to or greater than $17.50 per share in the transaction implementing such change of control.  If neither (i) nor (ii) above occurs upon change of control of the Company, the options shall immediately terminate, lapse and expire.
(2) Same as above except the closing prices are equal to or greater than $25.00,
    $22.50 and $22.50 per share, respectively.
(3) Exercisable at the cumulative annual rate of 25% of the total number for shares underlying the option commencing one year from the date of grant.
(4) One third of the aggregate number of underlying shares are exercisable commencing on the date of grant, an additional one third commencing one year from the date of grant, and the balance commencing two years from date of grant.
(5) One half of the aggregate number of underlying shares are exercisable commencing one year from the date of grant and the balance commencing two years from the date of grant.
(6) The potential five-year realizable value of assumed annual rates of stock price appreciation is less than $20.00 per share.  Therefore, the options have no value.
(7) Mr. Ullmann's employment with WellCare terminated on September 6, 1996, and the option was canceled on such date.
(8) The potential realizable value of the stock options is equal to or less than zero.
(9) Ms. Corsones resigned her position as Chief Financial Officer and Vice
    President of Finance effective April 2, 1997.

The following table presents certain information concerning options exercised during 1996 and the value of unexercised options held at December 31, 1996 by the individuals named in the compensation table:

AGGREGATED OPTION EXERCISES IN 1996 AND OPTION VALUES AT DECEMBER 31, 1996

                                                                                      Value
                                                             Number of                of Unexercised
                                                             Unexercised Options      In-the-Money Options
                          Shares                             at December 31,1996(#)   at December 31,1996($)
                          Acquired            Value          Exercisable(E)/          Exercisable(E)/
Name                      on Exercise (#)     Realized ($)   Unexercisable(U)         Unexercisable(U)
-------------------       ---------------     ------------   ----------------------   ----------------------

ROBERT W. MOREY                 -                  -         600,000   (U)                -    (2)

EDWARD A. ULLMANN               -                  -            -      (1)                -    (2)

JOSEPH R. PAPA                  -                  -          66,666   (E)                -    (2)
                                                             133,334   (U)

MARYSTEPHANIE
 CORSONES                       -                  -           3,750   (E)                -    (2)
                                                               4,250   (U)

JOHN E. OTT, M.D.               -                  -             913   (E)                -    (2)
                                                              41,827   (U)

DOUGLAS A. HAYWARD              -                  -          40,000   (U)                -    (2)

ROBERT E. GOFF                  -                  -            -      (1)                -    (2)
-------------------
(1) In accordance with the 1993 Incentive and Non-Incentive Stock Option Plan, both Mr. Ullmann's and Mr. Goff's options were terminated upon their separation from the Company.
(2) All values are less than or equal to zero and were calculated by subtracting the exercise or base price from the closing sales price of $7.88 per share which was the closing sale price of the Common Stock on The Nasdaq Stock
    Market (National Market) on December 31, 1996.

EMPLOYMENT AGREEMENTS

  MR. ULLMANN had been employed under an agreement with the Company effective January 1, 1994, with a term expiring December
31, 1997, unless terminated prior to the expiration of the term.
The agreement provided for a base salary of $225,000 for 1996, plus an annual bonus equal to two percent (2%) of the Company's net (after tax) profit up to a maximum of $200,000 per annum, and such additional bonus as the Board of Directors may determine. In
January 1996, the Board of Directors granted an additional bonus to Mr. Ullmann in the amount of $164,850 (or $100,000 after the application of appropriate payroll withholdings). Under the agreement, Mr. Ullmann was entitled to receive incentive or non-incentive options to purchase 10,000 shares of the Company's Common Stock on January
1st of each year during his term of employment at an exercise price (a) with respect to an incentive option, not less than 110% of the fair market value of the Common Stock on the date of grant, and (b) with respect to a non-incentive option, not less than 75% of the fair market value of the Common Stock on the date of grant. The options were exercisable cumulatively at the rate of 25% of the underlying shares each year commencing one year from the date of grant. The agreement further provided for a grant of 15,000 phantom shares, under the terms of which are described in the "Executive
Compensation" table under Note 8 of "Notes to Consolidated
Financial Statements".

  On September 6, 1996, Mr. Ullmann's employment agreement was superseded by a voluntary separation agreement. Under the agreement, Mr. Ullmann was engaged as a consultant to the Company from September 6, 1996 through March 6, 1997, during which the Company paid Mr. Ullmann $112,500. The Company also agreed to pay Mr. Ullmann severance in the amount of $225,000 plus continued health, executive life and long-term disability insurance from March 6, 1997 through March 5, 1998. Additionally, the Company will provide Mr. Ullmann with the use of an automobile through March 5, 1998.

  MR. PAPA is employed under a three-year agreement with the Company effective September 1, 1996, which provides for an annual base salary of $300,000. Additionally, under the agreement, the Company provides Mr. Papa with an automobile allowance in the amount of $550 per month, as well as makes available the use of an apartment leased by the Company. On September 6, 1996, Mr. Papa was granted five-year incentive options to purchase 29,628 shares of Common Stock of the Company at $10.125 per share and five-year non-incentive options to purchase 170,372 shares of Common Stock of the Company at $10.125 per share. Additionally, Mr. Papa is entitled to receive options to purchase 30,000 shares of the Company's Common Stock on September 1st of each year during his term of employment at an exercise price equal to the greater of the fair market value or (i) $15 per share with respect to the option granted on September 1, 1997, (ii) $20 per share with respect to the option granted on September 1, 1998, and (iii) $25 per share with respect to the option granted on September 1, 1999.

  Under the agreement, in the event of termination by the Company for any reason without cause, the Company shall pay Mr. Papa a lump sum payment in an amount equal to, if the date of termination is on or prior to August 31, 1997, two years' base salary and benefits; if the date of termination is subsequent to August 31, 1997 but on or prior to August 31, 1998, one year's base salary and benefits; and if the termination is subsequent to August 31, 1998 but on or prior to August 31, 1999, one-half year's base salary and benefits.

  DR. OTT is employed under a five-year agreement with the Company effective June 1, 1996, which provides for an annual base salary of $200,000. Additionally, under the agreement, Dr. Ott is entitled to receive annually an incentive bonus equal to ten percent (10%) of the earnings before income taxes of the greater New York City division of WCNY. Under the agreement, on June 1, 1996, Dr. Ott was granted non-incentive options to purchase 35,000 shares of the Company's Common Stock at an exercise price equal to $12.625; the fair market value of the Common Stock on June 1, 1996. The options are exercisable at an annual cumulative rate of fifty percent (50%) of the underlying shares commencing one year from the date of grant; such options become fully exercisable upon a change in ownership of the Company or upon termination of employment by the Company without cause. Additionally, Dr. Ott is entitled to receive non-incentive options to purchase 5,000 shares of the Company's Common Stock on June 1st of each year during his term of employment at an exercise price equal to the fair market value on the date of grant. These options will be exercisable at the same annual cumulative rate as outlined above.

  Under the agreement, in the event of termination for any reason without cause, Dr. Ott is entitled to the greater of continued salary for one year or salary payable to him through the expiration date of the agreement. The agreement also provides for a one-time lump sum severance payment in the amount of the lesser of two years' salary of the salary payable to him through the expiration date of the agreement, as a result of a termination of employment by the Company without cause within ninety (90) days of a change in ownership of the Company.

  MR. HAYWARD is employed under a five-year agreement with the Company effective May 29, 1996, which provides for an annual base salary of $190,000. Additionally, under the agreement, Mr. Hayward is entitled to receive annually an incentive bonus equal to ten percent (10%) of the earnings before income taxes of WellCare of Connecticut, Inc. Under the agreement, Mr. Hayward was granted non-incentive options to purchase 35,000 shares of the Company's Common Stock at an exercise price equal to $12.87, the fair market value of the Common Stock on May 29, 1996, the date of grant. The options are exercisable at an annual cumulative rate of 50% of the underlying shares commencing one year from the date of grant; such options will become fully exercisable upon a change in ownership of the Company. Additionally, Mr. Hayward is entitled to receive non-incentive options to purchase 5,000 shares of the Company's Common Stock on May 29th of each year during his term of employment at an exercise price equal to the fair market value on the date of grant. These options will be exercisable at the same annual cumulative rate as outlined above.

  Under the agreement, in the event of termination for any reason without cause, Mr. Hayward is entitled to the greater of continued salary for one year or salary payable to him through the expiration date of this agreement. The agreement also provides for a one-time lump sum severance payment in the amount of the lesser of two years' salary or the salary payable to him through the Expiration Date of the agreement, as a result of a termination of employment by the Company without cause within ninety (90) days of a change in ownership of the Company.

  MR. STREIN is employed under an agreement with the Company effective July 1, 1993 which expires June 30, 1997, and provides for an annualized base salary of $92,610 for 1996, with annual increases of five percent (5%), and such additional bonus as the Board of Directors or the Company's President may determine.
Under the agreement, WellCare provides Mr. Strein with an automobile allowance in the amount of $600 per month. In the event of termination for any reason, Mr. Strein is entitled to continued salary and insurance benefits for ninety (90) days and a severance payment equal to two weeks' salary for every year of service with the Company in excess of six years.

  MS. CORSONES is employed under an agreement with the Company effective May 23, 1994 which expires May 22, 1998, and which was subsequently amended as of January 1, 1996. The agreement provides for a base salary of $125,000 for 1996, with annual increases of four percent (4%) on January 1st of each of the remaining contract years, plus an annual bonus equal to one percent (1%) of the annual net (after tax) profit of the Company up to $100,000 and such additional bonus as the Board of Directors or the Company's President may determine. In January 1996, the Board of Directors granted an additional bonus to Ms. Corsones in the amount of $50,000. Under the agreement, Ms. Corsones is entitled to receive incentive or non-incentive options to purchase 2,000 shares of Common Stock on January 1st of each year during her term of employment at an exercise price (a) with respect to an incentive option, at the fair market value of the Common Stock on the date of grant, and (b) with respect to a non-incentive option, not less than 75% of the fair market value of the Common Stock on the date of grant. The options will be exercisable at the rate of 25% of the underlying shares each year commencing one year from the date of grant. The agreement further provides for the grant of 5,000 phantom shares, the terms of which are described above in the "Executive Compensation" table under Note 8.

  Under the agreement, WellCare provides Ms. Corsones with a Company automobile. Additionally, the Company is required to make contributions in the amounts of $14,000 per annum for a period of seven years into a tax deferred annuity with a retirement benefit of $500,000 at age 65. In the event of termination for any reason, Ms. Corsones is entitled to continued salary and insurance benefits for one year. However, in the event of termination prompted by the Company, and as a result of a change of ownership or Board composition of over twenty-five percent (25%), Ms. Corsones is entitled to a one-time lump sum severance payment in the amount of $250,000.

  Effective April 2, 1997, Ms. Corsones resigned as Vice President of Finance and Chief Financial Officer. From April 2, 1997 through May 23, 1997, Ms. Corsones will be employed by the Company as Senior Advisor for Strategic Planning and for one year thereafter act as a consultant to the Company on strategic planning under terms substantially similar to the agreement outlined above.

COMPENSATION OF DIRECTORS

  During 1996, all directors who were not employees of the Company, with the exception of the Vice Chairman of the Board and the Chairman of the Audit and Compensation Committees, received a fee of $500 for each meeting of the Board of Directors attended, plus reimbursement of their expenses, and an additional $300 for each meeting of the Audit Committee or Compensation Committee attended. Until May 11, 1996, the Vice Chairman of the Board and the Chairman of the Audit and Compensation Committees received fixed annual stipends of $12,000 each. Effective May 11, 1996, no additional compensation is paid for serving as a committee Chairman or Vice Chairman of the Board. Directors who are not full-time employees of the Company, on the date of their election or reelection, receive automatic grants of non-incentive stock options to purchase 3,000 shares at an exercise price equal to 75% of the fair market value on the date of grant, which vest at the rate of 33% per annum.

 REPORT OF COMPENSATION COMMITTEE OF BOARD OF DIRECTORS
               ON EXECUTIVE COMPENSATION

The following is provided to shareholders by members of the Compensation Committee of the Board of Directors:

INTRODUCTION

Decisions on executive compensation are made by the Compensation Committee of the Board of Directors which is composed of three independent non-employee directors. All decisions by the Compensation Committee are reviewed by the full Board except for decisions with respect to the Company's stock based plans, which are made solely by the Compensation Committee.

EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation Committee's philosophy with respect to the Company's executive officers, including the Chief Executive Officer ("CEO") is designed to (i) maintain a compensation program that is equitable in a competitive marketplace, (ii) provide compensation opportunities that integrate pay with the Company's annual and long-term performance goals which reinforce growth in shareholder value, (iii) recognize and reward individual initiative and achievements, and (iv) allow the Company to attract, retain, and motivate qualified executives who are critical to the Company's success.

The Compensation Committee endorses the position that stock ownership by management is beneficial in aligning management's and shareholders' interests in the enhancement of shareholder value. Thus, the Committee has utilized stock options in the compensation program for the executive officers with a goal of increasing stock ownership over time.

The compensation policy of the Compensation Committee is that executive compensation for the CEO should consist of incentive compensation. For all other executive officers, the compensation policy of the Compensation Committee is that it should consist of base salary as well as incentive compensation.

EXECUTIVE COMPENSATION PROGRAM

The Company's executive compensation program for its CEO consists of the opportunity to earn stock based incentives which are intended to encourage the achievement of superior results over time and to align CEO and shareholder interests. This element constitutes an "at risk" compensation and is designed to link the interests of the CEO with those of the shareholders. This means that total compensation for the CEO is variable and may fluctuate significantly from year to year depending on the short-term and long-term financial performance of the Company.

For executive officers other than the CEO, the Company's executive compensation program consists of three main components: (i) base salary, (ii) potential for an annual bonus based on over Company financial performance, (iii) the opportunity to earn long term cash and/or stock based incentives which are intended to encourage the achievement of superior results over time and to align executive officers' and shareholders' interest.

The Compensation Committee reviews the compensation levels of members of management, evaluates the performance of management, and considers management succession and related matters. In addition, the Committee administers the Company's incentive plans, which include an annual incentive plan and a long-term performance plan.

CHIEF EXECUTIVE OFFICER COMPENSATION

The compensation of the CEO consists of the opportunity to earn long term incentives through the granting of performance-accelerated stock options. With performance-accelerated options, the CEO receives options that will vest according to a schedule regardless of the Company's performance. However, the vesting accelerates if the Company meets certain long-term goals.

Mr. Morey's 1996 compensation package was determined through the Committee's overall evaluation of his performance during the seven preceding months (Mr. Tucker excused himself as a Committee member from participation in discussions on Mr. Morey's compensation package). The Committee took particular note of Mr. Morey's concluding the 1996 audit, his successful efforts to retain the Company's listing of its Common Stock on The Nasdaq National Market, his negotiations with Brown Brothers Harriman & Co., and key provider groups and his ability to deal successfully with the New York Regulatory bodies, as well as his dedication in leading the Company during challenging times and in positioning the Company to successfully meet the opportunities posed by competition in the health care industry. This evaluation is subjective in nature and takes into account all aspects of his responsibilities at the total discretion of the Committee. The Committee relied upon the opinions of the outside consulting firm of Janney Montgomery Scott, Inc. dated December 16, 1996 and March 11, 1997 that the proposed Non-Incentive Executive Stock Option Plan and the proposed grant of options to Mr. Morey thereunder were fair from a financial point of view to the Company's shareholders. The Committee also utilized competitive compensation references from other publicly-traded companies. Based on compensation database information available of other companies, Janney Montgomery Scott, Inc.'s fairness opinions and the Committee's overall evaluation of Mr. Morey's performance, Mr. Morey s total compensation was comprised of the granting of 600,000 shares of performance-accelerated stock options; 450,000 options to purchase Common Stock at $10 per share, exercisable at the earlier of November 23, 2001 or the stock attaining a fair market value price of $20 per share for thirty (30) consecutive trading days; 150,000 options to purchase Common Stock at $15 per share, exercisable at the earlier of November 23, 2001 or the stock attaining a fair market value price of $25 per share for thirty (30) consecutive trading days. These options and the 1996 Non-Incentive Executive Stock Option Plan pursuant to which they were granted are subject to the approval of shareholders at the 1997 Annual Meeting of Shareholders.

              OTHER EXECUTIVE COMPENSATION

BASE SALARIES

From July 1, 1993 through January 1997, the Company negotiated and entered into employment agreements with each of its executive officers, excluding the Chief Executive Officer. In negotiating and fixing the base salaries of each of its executive officers, the Compensation Committee considered a number of important factors. These factors were, in order of relative importance, that the Company is addressing a number of problems and focusing on taking advantage of a number of opportunities that have resulted from the prior period restatement; the Company must introduce bold initiatives to return the Company's existing book of business to profitability and set in motion future profitability growth; and also, the Company is positioned as a regional HMO in the Hudson River Valley. The Company engaged an outside consulting firm to search, hire and negotiate the employment agreement of its President and Chief Operating Officer. Such negotiations were arms length and were equitable in the competitive market place for other publicly-traded companies.

The above factors were considered subjectively, together with the policy of the Committee, that, in general, executive officers of the Company should be compensated at competitive levels to attract, motivate and retain talented executives.

BONUSES

The Company's executive compensation program for executives, excluding the CEO, also consists of potential annual cash bonuses based on a Company's division meeting certain financial performance. Pursuant to each individual employment agreement, certain executives are entitled to receive an amount representing ten percent (10%) of the earnings before income taxes of a division or subsidiary of the Company for any given year. Additional bonuses may also be paid to such executives at the Board's discretion.

STOCK OPTIONS

The Committee can grant non-incentive stock options and incentive stock options.

OTHER COMPENSATION PLANS

At various times in the past, the Company has adopted certain broad-based employee benefit plans and has adopted certain executive retirement and life insurance plans in which its named executive officers participate.

Finally, the Committee has reviewed the provisions of Section 162(m) of the Code, which was enacted in 1993, relating to the $1 million deduction cap for executive salaries and believes that no compensation for the three highest paid named executives will be governed by this regulation during 1996. Compensation alternatives to comply with Section 162(m) are currently under review by the Committee.

THE FOREGOING REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATED IT BY REFERENCE INTO SUCH FILING.

        SUBMITTED BY THE COMPENSATION COMMITTEE
               OF THE BOARD OF DIRECTORS

                 Dated: April 25, 1997

             Charles E. Crew, Jr., Chairman
                  Mark D. Dean, D.D.S.
                   Lawrence C. Tucker

                STOCK PERFORMANCE GRAPH

  The following graph sets forth the cumulative total shareholder return to the Company's (WELL) shareholders during the period extending from August 12, 1993 through December 31, 1996, as well as an overall stock market index (the Nasdaq stock market (US) composite index) and WELL's peer group index (SIC Code Index 80-Nasdaq Health Services Stock):

[Graph depicts cumulative total return among the Company, the Nasdaq (US) Composite Index and the SIC Code Index. Graph assumes $100 invested on August 12, 1993 and reinvestment of dividends through fiscal year ending December 31, 1996.]

     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Pursuant to the terms of the Note Purchase Agreement dated January 19, 1996, (the "Agreement") entered into between the Company and The 1818 Fund II, L.P., (the "Fund"), a private equity fund managed by Brown Brothers Harriman & Co. ("BBH & Co."), the Company issued a Note dated January 19, 1996, in the principal amount of $20,000,000 payable to the order of the Fund or its registered assignees. On February 28, 1997, the Fund and the Company amended the Agreement and the Note (such amendments together with the concurrent amendment to the related registration rights agreement between the parties, the "Amendment"). The Note accrued interest at an interest rate of six percent (6%) per annum prior to the Amendment and then accrues interest at an interest rate of five and one-half percent (5.5%) per annum, which interest is payable quarterly by the Company. The principal amount of the
Note is payable in one amount on December 31, 2002. The Note is subject to certain mandatory redemption at the option of the holder of the Note upon certain changes of control of the Company. In addition, subject to certain conditions, the Note is subject to certain optional redemptions at the option of the Company after the fourth anniversary of the date of the Note. By its terms, the Notes is subordinated to all senior indebtedness of the Company. The holder of the Note has the right to convert the then outstanding principal amount of the Note into that number of shares of Common Stock of the Company at a conversion price equal to one hundred fifteen percent (115%) of the average of the market price of WellCare Common Stock during the period August 4, 1996 through February 28, 1997, subject to adjustment for certain dilutive events with a floor of $9 per share and a ceiling of $15 per share. Prior to the Amendment, the Note had been convertible at a conversion price of $29.00 per share. Under the Note, the conversion price is granted to the holder of the Note is adjusted, inter alia, if the Company issues shares of its Common Stock or options, warrants or other rights to acquire shares of Common Stock of the Company at a price per share less than the current market price or, pursuant to the Amendment, the conversion price at the time. The holder of the Note also has the right to require redemption of the Note following a change of control (as that term is defined in the Note) of the Company at a redemption price equal to 130% (previously 115% under the original Note) of the principal amount of the Note together with all accrued by unpaid interest thereon. Under the Amendment, if a change of control occurs within 24 months of a redemption of the Note, the Company may also be required to pay the holder of the Note an amount equal to 30% of the principal amount of the redeemed Note.

  Pursuant to the terms of the Agreement, as of January 19, 1996, the Company caused one (1) vacancy to be created on its Board of Directors and caused Lawrence C. Tucker, as a designee of the Fund, to be appointed to the Board. At such time, Mr. Tucker's directorship did not have any classification. In addition, under the terms of the Agreement, at the 1996 Annual Meeting of the Shareholders of the Company, Mr. Tucker was elected by the shareholders as a Class II Director for a term expiring at the 1998 Annual Meeting of Shareholders. Under the Amendment, as of February 28, 1997, the Company caused one (1) vacancy to be created on its Board of Directors and appointed Walter Grist, as a designee of the Fund, as a director without classification. The persons elected to the Board who are designated by the Fund are referred to herein as the "Fund Designees."

  As part of the Amendment, the Company is required to use its reasonable efforts to appoint two (2) additional directors (the "Outside Directors") to be elected to the Board. Each such person shall (i) be neither an officer, director or employee of the Company or any subsidiary of the Company nor any affiliate of the Company, and (ii) have experience as a director of a public company or other relevant experience. The Company expects to nominate two individuals meeting these qualifications for election at the 1997 Annual Meeting of Shareholders.

  At the next annual meeting and at each subsequent annual meeting of the shareholders of the Company at which the term of any Fund Designee or Outside Director shall expire, provided the Fund owns at least two percent (2%) of the common stock outstanding of the Company (after giving affect to the issuance of the shares, issuable upon conversion of the Note), the Fund has the contractual right to nominate such number of Fund Designees equal to the number of Fund Designees whose terms are expiring at such meeting and the Company shall use its reasonable efforts to nominate such number of persons that meet the criteria of Outside Directors equal to the number of Outside Directors whose terms are expiring at such meeting. The two (2) principal shareholders of the Company, Edward A. Ullmann and Robert W. Morey, Jr., have agreed to vote their shares of the Company in favor of the Fund Designees and the Outside Directors. Pursuant to the Agreement, the Fund may purchase shares of common stock of the Company (in addition to the shares, issuable upon conversion of the Note), provided that such purchases do not, in total, exceed Ten Million Dollars ($10,000,000). Finally, provided the Fund holds at least fifty percent (50%) of the shares issued or issuable upon conversion of the Note, the Fund, under certain conditions, may sell shares issuable upon conversion of the Note in certain private placement of common stock by the Company.

  Pursuant to the terms of the Registration Rights Agreement dated January 19, 1996, between the Company and the Fund, as amended, the holder of the Note and the holder of the shares issued upon conversion of Note have been granted three (3) demand registration rights and unlimited incidental registration rights. The Company is also required, on or prior to August 14, 1997, to file with the Securities and Exchange Commission, an "evergreen" shelf registration statement with respect to the Note and any shares issued upon conversion of the Note.

  Pursuant to the Amendment, the Company agreed to reimburse the Fund for fees and expenses incurred by the Fund in connection with the Company's restatement of its financial statements and related activities, investigations and other matters and the preparation, negotiation and execution of the Amendment up to a maximum of $100,000.

  Until December 27, 1996, WellCare had an Agreement with Park West Entertainment, Inc. ("PWE"), a corporation wholly-owned by Mr. Ullmann, whereby PWE provided catering, conferencing and related administrative services in return for a fixed monthly fee. In 1994, 1995 and 1996, PWE received annual fees of $276,000 from WellCare. At December 31, 1994, PWE was obligated to WellCare for $198,000, representing advances to PWE, evidenced by promissory notes. During 1995, WellCare advanced approximately $60,000 for operating expenses. At December 31, 1995, those advances were combined with the outstanding balance of the December 31, 1994 notes, and refinanced. New promissory notes were issued in the amount of approximately $223,000, with interest at 7.5% per annum, payable in monthly installments and due by December 31, 1999. During 1996, PWE defaulted on its notes, was unable to continue financing its activities, and discontinued operations. WellCare canceled its agreement with PWE and charged to expense approximately $216,000, representing the unpaid balance of the notes and the additional advances made in 1996.

  Effective July 1, 1996, WCNY entered into an Agreement with Bienestar, Inc. ("Bienestar"), an unconsolidated affiliate, whereby Bienestar provides consulting and educational services related to wellness and integrated health services. Fees paid to Bienestar in 1996 were approximately $484,000. In 1996, the Company acquired 70% of Bienestar. On December 17, 1996, WellCare sold its interest in Bienestar to Edward A. Ullmann, the Company's former Chief Executive Officer and President, for $84,000, which is payable to WellCare in three equal annual installments commencing November 8, 1997, with interest at the rate of 8% per annum.

  In June 1995, the Company sold the assets of WCMM, its then wholly-owned subsidiary, to a newly formed corporation for cash of $.6 million and a note receivable of $5.1 million (See Note 4 of "Notes to Consolidated Financial Statements"). The buyer ("Buyer") was newly formed to acquire WCMM and, as of March 1, 1997, approximately 11% of the Buyer's equity was directly or indirectly held by current or former directors, officers or employees of WellCare. The buyer is in the business of managing medical practices and providing related consultative services. The Buyer has entered into agreements to manage the Alliances referred to in Notes 1a and 17a. In view of the Buyer's operating losses, in 1996, the Company obtained from certain of the Buyer's equity holders personal guarantees of the notes and pledges of collateral to service these guarantees. As of March 1, 1997, Dr. Dean, a director of the Company, guaranteed $1.0 million of the $5.1 million note receivable. Dr. Dean also owns (directly and indirectly) 4.3% of Buyer's equity. Mr. Strein, President of Agente Benefit Consultants, Inc. and a director of the Company, guaranteed $.25 million of the $5.1 million note receivable. Mr. Douglas Hayward, President of WellCare of Connecticut, Inc., guaranteed $.5 million of the $5.1 million note receivable. Mr. Robert Goff, a former officer and director of the Company, guaranteed $.5 million of the $5.1 million note receivable and other former officers of the Company collectively guaranteed $1.1 million of the $5.1 million note receivable.

  On February 19, 1997, the Buyer executed a promissory note in the amount of $2.1 million, evidencing the $2.1 million payable to WellCare. The note bears interest at the rate of prime plus 2% (10.25% at December 31, 1996), with repayment of the principal over 36 months, starting upon the occurrence of certain events explained below. Subsequently, on February 26, 1997, the Buyer entered into an Option Agreement with a potential investor (the "Investor"), whereby the Investor agreed to lend the Buyer $4,000,000 and received an option to merge with the Buyer, exercisable during the period from March 15, 1998 through March 15, 1999. Concurrently, WellCare entered into an agreement with the Buyer whereby WellCare agreed to forbear on the collection of principal and interest on the note for $5.1 million, and on the collection of principal of the $2.1 million note, in exchange for the right to convert the $5.1 million note into 43% of the Common Stock of the company resulting from the merger of the Investor and the Buyer. In the event the Investor merges with the Buyer, the $2.1 million note would be payable immediately. At the earlier of the Buyer relinquishing its option to merge, or March 14, 1999, the forbearance will be rescinded and the original payment terms of the $5.1 million note reinstated. The Buyer would continue to pay monthly interest on the $2.1 million note, with principal payments over a thirty-six month period to commence upon rescission of the forbearance. The notes are subordinated to the Investor's and Key Bank's security interests (See Note 11 of "Notes to Consolidated Financial Statements").

  WCNY has agreements with Alliances to provide medical care to its members (See Notes 1a and 17a of "Notes to Consolidated Financial Statement"). In 1994, Mr. Ullmann had guaranteed in his individual capacity loans to two (2) entities which were predecessors to the Alliances (See Note 2a of "Notes to Consolidated Financial Statements"). Each loan was in the amount of $2.7 million, and the proceeds were used to fund the aggregate payments of $4,712,000 referred to in Note 2a of "Notes to Consolidated Financial Statements". Approximately $4,161,000 of these loans have been repaid as of December 31, 1996.

  During 1996, the Alliances, with whom WCNY contracts to arrange for medical services, paid to Dr. Zeichner, a director of the Company, $96,417 in his capacity as a specialist provider with the Alliances.

  On December 4, 1995, WellCare entered into a Note Agreement with Cost Management Technologies, Inc. ("CMT"), whereby WellCare agreed to loan CMT $320,000, at a fixed interest rate of six percent (6%) per annum. The loan was originally due on March 2, 1996, and was ultimately extended to October 30, 1996. On October 10, 1996, CMT informed the Company that CMT would default on the payment of the loan. CMT subsequently went into receivership.
The Company has taken legal recourse, and has fully reserved this amount in 1996. The Company's CEO and Chairman of the Board owns 60.9% of the equity of CMT.

  In 1996, Allianz Life Insurance Company of North America and subsidiaries ("Allianz") ceded 45% of its risk to R.W. Morey Management, Inc., a company wholly-owned by Mr. Robert Morey, the Company's Chief Executive Officer and Chairman of the Board. The Company reinsures the risk of its commercial and Medicare Risk members with Allianz.

SCHEDULE 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Joseph R. Papa filed his Form 3 on November 11, 1996. This form was due on September 16, 1996.

  Edward A. Ullmann filed his Form 5 on March 10, 1997, to report sales of stock in September and October 1996. These sales were due to be reported on Forms 4 on October 10, 1996 and November 10, 1996, respectively.

     APPROVAL OF AMENDMENTS TO 1993 INCENTIVE AND
            NON-INCENTIVE STOCK OPTION PLAN

GENERAL

  In September 1996, the Company amended and restated its 1993 Incentive and Non-Incentive Stock Option Plan (as amended and restated, the "Option Plan"), under which an aggregate 900,000 shares of Common Stock were reserved for issuance upon exercise of options granted thereunder. On September 12, 1996, the Board of Directors adopted, subject to shareholder approval, the Option Plan Amendments.

  The purpose of the Option Plan is to provide incentives for selected employees, officers, directors, consultants and independent contractors of the Company to promote the financial success and progress of the Company by granting such persons options to purchase shares of Common Stock of the Company.

  As of the Record Date, options to purchase an aggregate 629,117 shares of Common Stock had been granted and were outstanding (including 230,000 subject to approval of the Option Plan Amendments), and a balance of 191,787 shares reserved for issuance under the Option Plan for options subsequently granted thereunder.

PROPOSED AMENDMENTS

  The Option Plan Amendments provide for the following:

  a. change the administration of the Option Plan to a committee comprised only of three (3) or more "Non-Employee Directors" as defined by the securities law and regulations;

  b. the elimination of the formula award for granting of non-incentive stock options (each a "NISO") to Outside Directors (as defined by the Option Plan) of the Company;

  c. the increase in the maximum number of shares from 50,000 to 200,000 with respect to stock options that may be granted to any person or entity eligible within any one calendar year;

  d. the changing of vesting of incentive stock options (each an "ISO") and NISOs based upon each Option Agreement;

  e. the adoption of a cashless exercise election;

  f. the extension of the mandatory termination of ISOs upon termination of an option holder's employment, or an option holder's disability or death; and

  g. the revision of the provisions relating to the amendment or termination of the Option Plan.

EXPLANATION OF AMENDMENTS

a.   Change the Administration of the Option Plan to a Committee
     Comprised Only of Three (3) or More "Non-Employee Directors" as Defined by the Securities Laws and Regulations.

  Under the current Option plan, the Board of Directors adopt the Option Plan and the Option Plan is administered by a Committee comprised of three (3) or more directors who are "disinterested persons" as defined by Regulation 240.16b-3 under the Exchange Act. This committee also helps set policies of the Option Plan.

  Effective August 15, 1996, Regulation 240.16b-3 under the
  Exchange Act was amended to, among other things, change the composition of the committee who administers the Plan from "disinterested persons" to "Non-Employee Directors". A "Non-Employee Director" under the amended Regulation 240.16b-3 is a person not currently an officer of the Company or a parent or subsidiary, who does not receive compensation either directly or indirectly as a consultant of the Company (except for an amount not required to be disclosed under Item 404(a) of Regulation S-K, e.g., not more than $60,000), does not have an interest in a transaction requiring disclosure under Item 404(a) of Regulation S-K and is not engaged in a business relationship which would require disclosure under Item 404(b) of Regulation S-K (e.g., where the director has a ten percent
  (10%) or more equity interest in an entity which makes or receives payments in excess of five percent (5%) of the Company's or that entity's consolidated gross revenues).

  Under the proposed Option Plan Amendment, a committee comprised only of three (3) or more "Non-Employee Directors" shall administer the Option Plan.

b. Elimination of the Formula Award for Granting of NISOs to Outside Directors (as Defined by the Option Plan) of the
     Company.

  Under the current Option Plan, an "Outside Director" is defined as any director of the Company who is not then a full-time employee of the Company. Presently, the Option Plan generally provides for the granting of NISOs pursuant to a formula to purchase 3,000 shares of Common Stock to each Outside Director upon their election or reelection as a Director, which NISO vests over three years, subject to termination of the Outside Director as a director of the Company.

  Under the proposed Option Plan Amendments, the provisions granting NISOs pursuant to a formula to Outside Directors are eliminated, as it is no longer necessary to grant NISOs pursuant to a formula under Section 16 of the Securities Exchange Act of 1934, as amended.

c. Increase in the Maximum Number of Shares from 50,000 to 200,000 with Respect to Stock Options that may be Granted to any Person or Entity Eligible within any one Calendar Year.

  Presently, the Option Plan provides that the maximum aggregate number of shares of Common Stock with respect to which options, whether ISOs or NISOs, that may be granted to any person or entity eligible under the Option Plan within any one calendar year is 50,000 shares.

  Under the proposed Option Plan Amendments, the maximum aggregate number of shares of Common Stock with respect to which options, whether ISOs or NISOs, that may be granted to any person or entity eligible under the Option Plan within any one calendar year is increased to 200,000 shares.

  On September 12, 1996, the Committee granted to Joseph R. Papa options under the Option Plan to purchase 200,000 shares; the option to purchase 150,000 of the 200,000 shares is therefore contingent upon shareholder approval of this Option Plan Amendment.

d.   Changing of Vesting of ISOs and NISOs based upon each Option
     Agreement.

  Presently, ISOs granted under the Option Plan become exercisable one (1) year from the date of grant, and the total options granted vest 25% at the end of one (1) year from the date of grant; 50% at the end of two (2) years from the date of grant; 75% at the end of three (3) years from the date of grant; and 100% at the end of four (4) years from the date of grant.

  NISOs vest and are exercisable, under the current Option Plan, as is determined by the Committee, but in no event until at least six (6) months from the date of grant.

  Under the proposed Option Plan Amendment, both ISOs and NISOs would vest and become exercisable pursuant to the terms set forth in each Option Agreement. This proposed change provides greater flexibility to the Committee in awarding stock options.

  On September 1, 1996, the Board of Directors granted to Joseph
  R. Papa options under the Option Plan to purchase 200,000 shares at an exercise price of $10.125 per share (the fair market value on the date of grant) which options are for a term of five (5) years from the date of grant and exercisable at 33% of the number of underlying shares at the date of grant and cumulatively an annual rate of 33% thereafter.

  The immediate vesting of 66,666 of the 200,000 shares and the 33% cumulative annual vesting thereafter are contingent upon shareholder approval of this Option Plan Amendment.

  On January 29, 1997 and February 24, 1997, the Committee granted Mary Lee Campbell-Wisley and Howard B. Lorch each options under the Option Plan to purchase 45,000 shares at an exercise price equal to the fair market value on the date of grant which options are for a term of five (5) years from the date of grant and exercisable 33% of the underlying shares on the date of grant and cumulatively at an annual rate of 33% thereafter. The immediate vesting of 15,000 of the 45,000 shares at the 33% cumulative annual vesting thereafter are subject upon shareholder approval of this Option Plan Amendment.

e.   Adoption of a Cashless Exercise Election.

  Presently, the Option Plan provides that the exercise of an option shall be contingent upon receipt by the Company from the holder of such option of a written representation that at the time of such exercise it is the optionee's intention to acquire the option for investment and upon receipt by the Company of cash, or a check to its order, for the full purchase price of such shares.

  Under the proposed Option Plan Amendment, payment for shares of Common Stock may be made in cash, or by check to the order of the Company; by surrender of shares of Common Stock having a fair market value equal to the exercise price of the option or by a Cashless Exercise Election.

  A Cashless Exercise Election allows the option holder to receive, with the payment by the option holder of any additional consideration, shares of Common Stock equal to the value of his, her or its options or a portion thereof by deliverance to the Company of a written notice. Thereupon, the Company shall issue to such option holder such number of shares of Common Stock as is computed using a formula. Such number is equal to a fraction, the numerator of which is the product of
  (Y) the number of shares of Common Stock covered by the options in respect of which the Cashless Exercise Election is made multiplied by the difference between the (A) the Cashless Fair Market Value which is equal to the average closing sale price for a share of Common Stock over the immediately preceding twenty (20) trading dates as reported on The Nasdaq Stock Market, Inc. or, if no closing sales price shall have been made on such relevant dates, on the next preceding days on which there were closing sales prices; and (B) the exercise price for the option being exercised and the denominator of which is (A) the Cashless Fair Market Value. The option holders' Option Agreement must specifically provide that an option may be exercised pursuant to a Cashless Exercise Election. To the extent an Option Agreement allows for the presence of a Cashless Exercise Election, this will result in compensation being recognized by the Company in future periods by the amount by which the market price of the shares exceeds the option price times the number of shares covered by the Option Agreement.

  On September 1, 1996, the Board of Directors granted to Joseph
  R. Papa options under the Option Plan to purchase 200,000 shares at an exercise price of $10.125 per share (the fair market value on the date of grant) which options are for a term of five (5) years exercisable at 33% of the underlying shares on the date of grant and cumulatively at the annual rate of 33% thereafter. Mr. Papa's Option Agreement provides for the presence of the proposed Cashless Exercise Election. As such, the option the purchase 200,000 shares in contingent upon shareholder approval of this Option Plan Amendment allowing for the presence of a Cashless Exercise Election.

f. Extension of the Mandatory Termination of ISOs Upon Termination of an Option Holder's Employment, or an Option Holder's
     Disability or Death.

  Under the current Option Plan, in the event the employment with the Company is terminated for any reason other than retirement, disability or death, the ISOs immediately terminate, lapse or expire. In the event the option holder's employment with the Company is terminated due to retirement, disability or death while still in the employ of the Company, the ISOs terminate within six (6) months.

  Under the proposed Option Plan Amendment, in the event the option holder's employment with the Company is terminated for reasons other than disability or death, the ISOs terminate three (3) months from the date of such termination. In the event the option holder's employment with the Company is terminated due to disability or death while in the employ of the Company, the ISOs terminate one (1) year from the date of such disability or death. The adoption of this proposed Option Plan Amendment provides the greatest benefit currently allowed under the applicable laws.

g. Revision of the Provisions Relating to the Amendment or Termination of the Option Plan.

  Presently, the Option Plan provides that the Board of Directors has the authority to terminate the Option Plan, to make changes in and additions to the Option Plan as it deems advisable, provided, however, that the Board may not, without shareholder approval, increase the aggregate number of shares which may be issued under the Option Plan, terminate, modify or amend the Option Plan so as to materially adversely affect the rights of a holder of an option previously granted, change the eligibility requirements for participation under the Option Plan, or materially increase the benefits accruing to participants under the Option Plan.

  Under the proposed Option Plan Amendment, the above language contained in the Option Plan will be revised to provide that the Board of Directors may at any time terminate or amend the Option Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant to the Option Plan); provided, however, that shareholder approval shall be required to be obtained by the Company if required to comply with the provisions of Section 162(m) of the Code, or the listed company requirements of The Nasdaq Stock Market, Inc. or of a national securities exchange on which the shares are traded, or other applicable provisions of state or federal law or self-regulatory agencies; provided, further, that no termination, amendment or modification of the Plan may materially adversely affect the rights of a holder of an option previously granted under the Option Plan without the written consent of such optionee. This change is being proposed because shareholder approval of an amendment, modification or termination of the Option Plan is no longer required pursuant to Section 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

SUMMARY OF THE OPTION PLAN

  The essential features of the Option Plan are outlined below.

PURPOSE

  The purpose of the Option Plan is to encourage selected employees, directors and other persons who contribute and are expected to contribute materially to the Company's success by allowing such persons to obtain a proprietary interest in the Company through ownership of stock, thereby providing such persons with an added incentive to promote the best interests of the Company and affording the Company a means of attracting to its service persons of outstanding ability.

GRANT OF OPTIONS

  The Option Plan is administered by the Compensation Committee (the "Committee") comprised of three (3) or more members of the Board of Directors, each of whom shall be a "disinterested person" as defined by Rule 16b-3, promulgated under the Securities Exchange Act of 1934, as amended. The Committee selects persons to be granted options and determines (i) whether the respective option is to be a non-incentive option or an incentive option,
(ii) the number of shares of the Company's Common Stock purchasable under the option, (iii) the time or times when the option becomes exercisable, except that no incentive option shall be exercisable prior to one (1) year from the date of grant, and no non-incentive option shall be exercisable prior to six (6) months from the date of grant, (iv) the exercise price, which cannot be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant (110% of such fair market value for incentive options granted to a person who owns or is considered as owning stock possessing more than 10% of the total voting power of all classes of stock of the Company or any subsidiary thereof (a "10% Owner"), and (v) the duration of the option, which cannot exceed ten (10) years. Incentive options may be granted only to employees (including officers) of the Company and/or any subsidiary thereof; non-incentive options may be granted to employees, directors, consultants, agents, independent contractors and other persons whom the Committee determines will contribute to the Company's success (all persons eligible to receive options are collectively referred to as the "Eligible Persons").

  Presently, the Option Plan provides that non-incentive options be granted by the Committee to a director of the Company who is not then a full-time employee of the Company (an "Outside Director") pursuant to a formula at an exercise price equal to 75% of the fair market value of the Common Stock on the date of grant.

EXERCISE OF OPTIONS

  All options are exercisable during the option holder's lifetime only by the option holder (or his guardian, conservator or court appointed legal representative) and only while such option holder in the Company's employ. In the event the termination of employment is due to death or disability, the option holder (or his executor or administrator) may exercise the option within six
(6) months from the date of termination to the extent the option was exercisable as at the date of termination, but in no event subsequent to the option's expiration date. In the event the termination of employment is for any reason other than death, disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or retirement at or after age 65, the holder's option immediately terminates, lapses and expires. No option is transferable other than by will of the laws of descent and distribution.

OPTION ADJUSTMENTS

  The Option Plan contains a customary anti-dilution provision which provides that in the event of any change in the Company's outstanding capital stock by reason of a stock dividend, recapitalization, split-up, combination, reclassification or exchange or through merger of consolidation, or otherwise, the aggregate number of shares of the Common Stock reserved for issuance under the Option Plan is proportionately adjusted and the aggregate number of shares of Common Stock subject to outstanding options and the exercise price per share thereof shall be proportionately adjusted by the Committee whose determination thereon shall be conclusive.

AMENDMENTS TO THE OPTION PLAN

  The Board of Directors has the authority to terminate the Option Plan, to make changes in and additions to the Option Plan as it deems advisable, provided, however, that the Board may not, without shareholder approval, increase the aggregate number of shares which may be issued under the Option Plan, terminate, modify or amend the Option Plan so as to materially adversely affect the rights of a holder of an option previously granted, change the eligibility requirements for participation under the Option Plan, or materially increase the benefits accruing to participants under the Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

a.   Non-Incentive Stock Options.

  No taxable income is recognized by the option holder upon the grant of a non-incentive stock option. Generally, the option holder will, however, recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price and such fair market value will constitute the tax basis thereof for computing gain or less on any subsequent sale. Any gain or loss recognized by the option holder upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares are held for more than twelve (12) months prior to disposition.

  Generally, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the option holder at the date of exercise. The income recognized by the option holder will be treated as compensation income and will be subject to income tax withholding by the Company.

  Long-term capital gain is currently taxed to individuals at the maximum rate of 28%, while items of ordinary income are currently taxed to individuals at the maximum rate of 39.6%.

b.   Incentive Stock Options.

  As in the case of non-incentive stock options, the grant of incentive stock options will not result in any taxable income to the grantee. However, unlike non-incentive stock options, no taxable income will be recognized by the option holder upon exercise of an incentive stock option granted under the Option Plan and no expense deduction will be available to the Company.

  Generally, of the option holder holds shares acquired upon the exercise of incentive stock options for at least two (2) years from the date of grant of the option and for at least one (1) year from the date of exercise, any gain on a subsequent sale of such shares will be considered as long-term capital gain. The gain recognized upon the sales of the shares is equal to the excess of the selling price of the shares over the exercise price. Therefore, the net federal income tax effect on the holders of incentive stock options is to defer, until the shares are sold, taxation of any increase in the value of the shares from the date of grant and to treat such gain, at the time of sale, as capital gain rather than ordinary income. However, in general, if the option holder sells the shares prior to expiration of either the two-year or on-year period, referred to as a "disqualifying disposition", the option holder will recognize taxable income at ordinary tax rates in an amount equal to the lesser of (i) the value of the shares on the date of exercise, less the exercise price; or (ii) the amount realized on the date of sale in excess of the exercise price, and the Company will receive a corresponding business expense deduction. The balance of the gain recognized on the disqualifying disposition will be long-term or short-term capital gain depending upon the holding period of the optioned shares. The two-year and one-year holding period rules do not apply to optioned shares which are disposed op by the option holder's estate of a person who acquired such shares by reason of the death of the option holder.

  Long-term capital gain is currently taxed to individuals at a maximum rate of 28%, while items of ordinary income are currently taxed to individuals at a maximum rate of 39.6%.

  An employee may be subject to alternative minimum tax upon exercise of an incentive stock option since the excess of the fair market value of the optioned stock at the date of exercise over the exercise price must be included in alternative maximum taxable income unless the optioned stock disposed of is a disqualifying disposition in the year the option was exercised.

  Under Section 162(m) of the Code, certain compensation payments in excess of $1 million are subject to a limitation on deductibility for the Company. The limitation on deductibility applies with respect to that portion of a compensation payment for a taxable year in excess of $1 million to either the Company' Chief Executive Officer or any one of the Company's other four most highly compensated executive officers. Certain performance-based compensation is not subject to the limitation on deductibility. Options can qualify for this performance-based exception, but only if they are granted at fair market value, the total number of shares that can be granted to an executive for a specified period is stated, and shareholder and Board approval is obtained. The Option Plan, as proposed to be amended, has been drafted to comply with those performance-based criteria except that non-incentive options granted with an exercise price less than the fair market value of the Common
  Stock on the date of grant, including the options issuable to Outside Directors, will not meet such performance-based criteria, and, accordingly, the compensation attributable to such options will be subject to the deductibility limitations contained in Section 162(m) of the Code.

  The foregoing is based upon federal tax laws and regulations as presently in effect and does not purport to be a complete description of the Federal Income Tax aspects of the Option Plan. Also, the specific state tax consequences to each participant under the Option Plan may vary, depending upon the laws of the various states and the individual circumstances of each participant.

ACCOUNTING TREATMENT

  Under the present accounting rules, neither the grant nor the exercise of options will result in any charge to the Company's earnings, provided the exercise price of the option is not less than the fair market value of the Company's Common Stock on the date the option was granted. However, if a non-incentive option is granted at an exercise price less than the fair market value of the Common Stock on the date of grant, then the Company will have a charge to earnings (compensation expense) equal to the difference between the fair market value of the Common Stock on the date of grant and the exercise price. In addition, the number of options outstanding may have a dilutive effect in determining earnings per share.

ISSUANCE BY COMMITTEE OF OPTIONS TO JOSEPH R. PAPA,
MARY LEE CAMPBELL-WISLEY AND HOWARD B. LORCH

  On September 1, 1996, the Board of Directors granted to Joseph
R. Papa options under the Option Plan to purchase 200,000 shares at an exercise price of $10.125 per share (the fair market value of Common Stock on the date of grant), which options are for a term of five (5) years from the date of grant and exercisable at 33% of the number of underlying shares on the date of grant and cumulatively at the annual rate of 33% thereafter. As the current Option Plan only permits options to purchase 50,000 shares to be granted to any one person within any one calendar year and requires an annual rate of vesting for incentive stock options of one quarter of the number of underlying shares commencing one (1) year from the date of grant, the option to purchase 150,000 of the 200,000 shares and the immediate vesting of 66,666 of the 200,000 shares are contingent upon shareholder approval of the Option Plan Amendments that increase the maximum aggregate number to 200,000 shares which can be granted to any one person within any one calendar year and that change the vesting of both incentive and non-incentive options. Mr. Papa's Option Agreement also provides for the presence of the proposed Cashless Exercise Election. Therefore, Mr. Papa's options under the Option Plan to purchase 200,000 shares are contingent upon shareholder approval of certain of the Option Plan Amendments.

  On January 29, 1997, the Committee granted to Mary Lee Campbell-Wisley options under the Option Plan to purchase 45,000 shares at an exercise price of $8.75 per share (the fair market value on the date of grant), which options are for a term of five
(5) years from the date of grant and exercisable at 33% of the number of underlying shares on the date of grant and cumulatively at an annual rate of 33% thereafter. On February 24, 1997, the Committee granted to Howard B. Lorch options under the Option Plan to purchase 45,000 shares at an exercise price of $8.00 per share (the fair market value on the date of grant) which options are for a term and vest in the same manner extended for Ms. Campbell-Wisely. The options to purchase 15,000 of the 45,000 shares for both
Ms. Campbell-Wisley and Mr. Lorch are therefore contingent upon shareholder approval of the Option Plan Amendment that changes the vesting of both incentive and non-incentive options.

  The following table summarizes the value of unexercised options to be received by Joseph R. Papa, Howard B. Lorch and Mary Lee
Campbell-Wisley in the event the above-described Option Plan
Amendments are approved by the Company's shareholders:

                    NEW PLAN BENEFIT

         Amended and Restated Stock Option Plan

Name and Position           Dollar Value (1)      Number of Shares
-----------------           ----------------      ------------

Joseph R. Papa              $     -   (2)         200,000
President and Chief
 Operating Officer

Howard B. Lorch*            $ 3,750                15,000
Vice President and
  Chief Financial Officer

Mary Lee Campbell-Wisley    $     -   (2)          15,000
Executive Director
------------------
(1) Equal to the difference between the closing sale price of the Common Stock on April 25, 1997, the most recent practical date prior to the printing of this Proxy Statement, as reported by The Nasdaq Stock Market, Inc., and the per share exercise price for the option, multiplied by the number of shares.
(2) All values are less than or equal to zero and were calculated by subtracting the exercise or base price from the closing sales price of $8.25 per share, which was the closing sales price of the Common Stock on The Nasdaq Stock Market, Inc. on April 25, 1997.
* Subject to final document execution.

REQUIRED VOTE

  Approval of the Option Plan Amendments will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In instances of broker non-votes, those shares will not be included in the vote totals, and therefore will have no effect on the vote for the approval of the Option Plan Amendments. Unless marked to the contrary, proxies received will be voted FOR approval of the Option Plan Amendments.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
 VOTE "FOR" THE APPROVAL OF THE OPTION PLAN AMENDMENTS.

APPROVAL OF 1996 NON-INCENTIVE EXECUTIVE STOCK OPTION PLAN

GENERAL

  The Company's 1996 Non-Incentive Executive Stock Option Plan (the "NIE Plan") was adopted on December 23, 1996 by the Board of Directors, subject to approval by the Company's shareholders. The NIE Plan provides for an aggregate of 650,000 shares (subject to adjustment or change as provided therein) to be reserved for issuance upon the exercise of NISOs granted from time to time in accordance with the NIE Plan. The grant of 600,000 shares to Robert W. Morey pursuant to the NIE Plan was approved by the Committee on December 16, 1996, subject to Board approval of the Plan and shareholder approval of the Plan and Mr. Morey's grant.

SUMMARY OF THE NIE PLAN

  The essential features of the NIE Plan are outlined below.

PURPOSE

  The purpose of the NIE Plan of the Company is to acknowledge exceptional services to the Company by senior executives and to provide an added incentive for such senior executives to continue to provide such services and to promote the best interest of the Company.

GRANT OF OPTIONS

  The NIE Plan is administered by the Compensation Committee (the "Committee") comprised of three (3) non-employee directors, as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Committee selects senior executive of the Company to be granted options and determines (i) the number of shares of the Company's Common Stock purchasable under the options; (provided, however, that options to purchase in excess of 600,000 shares may not be granted to any one senior executive); (ii) the time or times when the option becomes exercisable; (iii) the exercise price, which cannot be less than one hundred percent (100%) of the fair market value of the Common Stock on the date of grant; and (iv) the duration of the options, which cannot exceed five (5) years from the date of grant.

EXERCISE OF OPTIONS

  All options are exercisable during the option holder's lifetime or by the option holder's within the times or upon the events defined by the Committee as set forth in the Option Agreement.

OPTION ADJUSTMENTS

  The NIE Plan contains a customary anti-dilution provision which provides that in the event of any change in the Company's outstanding capital stock by reason of a stock dividend, recapitalization, split-up, combination, reclassification or exchange or through merger or consolidation, or otherwise, the aggregate number of shares of the Common Stock reserved for issuance under the NIE Plan is proportionately adjusted and the aggregate number of shares of Common Stock subject to outstanding options and the exercise price per share thereof shall be proportionately adjusted by the Committee whose determination thereon shall be conclusive.

TERM OF OPTIONS

  The terms of each option shall be five (5) years from the date of grant, but shall terminate, lapse or expire at such earlier time or times as is provided in the Option Agreement governing each such option.

AMENDMENTS TO THE OPTION PLAN

  The Committee may at any time terminate, amend or modify this Plan in any respect (including, but not limited to, any form of grant, agreement or instrument to be executed pursuant to this
Plan); provided, however, that shareholder approval shall be required to be obtained by the Company if required to comply with the listed company requirements of The Nasdaq National Market or of a national securities exchange on which the shares of Common Stock are traded, or other applicable provisions of state or federal law or self-regulatory agencies; provided, further, that no termination, amendment or modification of this Plan may, without the written consent of such Option holder, materially adversely affect the rights of a holder of an Option previously granted under this NIE Plan.

TERM OF PLAN

  No option shall be granted pursuant to the NIE Plan on or after December 22, 2006, but options theretofore granted may extend beyond that date and the terms of the NIE Plan shall continue to apply to such options and to any shares acquired upon exercise thereof.

FEDERAL INCOME TAX CONSEQUENCES

  No taxable income is recognized by the option holder upon the grant of an option under the NIE Plan. Generally, the option holder will, however, recognize ordinary income in the year in which the option is exercised in the amount by which the fair market value of the purchased shares on the date of exercise exceeds the exercise price and such fair market value will constitute the tax basis thereof for computing gain or loss on any subsequent sale. Any gain or loss recognized by the option holder upon the subsequent disposition of the shares will be treated as capital gain or loss and will qualify as long-term capital gain or loss if the shares are held for more than twelve (12) months prior to disposition.

  Generally, the Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the option holder at the date of exercise. The income recognized by the option holder will be treated as compensation income and will be subject to income tax withholding by the Company.

  Long-term capital gain is currently taxed to individuals at the maximum rate of 28%, while items of ordinary income are currently taxed to individuals at the maximum rate of 39.6%.

ACCOUNTING TREATMENT

  Under the present accounting rules, neither the grant nor the exercise of options will result in any charge to the Company's earnings, as the exercise price of the option is not less than the fair market value of the Company's Common Stock on the date the option was granted. However, the number of options outstanding may have a dilutive effect in determining earnings per share.

ISSUANCE BY COMMITTEE OF OPTIONS TO ROBERT W. MOREY

  On December 16, 1996, the Committee (Mr. Tucker excused himself as a Committee member from participation on this matter) granted to Robert W. Morey 600,000 shares of performance-accelerated stock options; 450,000 options to purchase Common Stock at $10 per share, exercisable at the earlier of November 23, 2001 or the stock attaining a fair market value price of $20 per share for thirty (30) consecutive trading days; 150,000 options to purchase Common Stock at $15 per share, exercisable at the earlier of November 23, 2001 or the stock attaining a fair market value price of $25 per share for thirty (30) consecutive trading days. In the event of a change of control of the corporation, the shares become exercisable as follows: if (i) on the date of such change of control, the fair market value of the Company's Common Stock is equal to or greater than (A) $17.50 per share for the option to purchase 450,000 shares; or (B) $22.50 per share for the option to purchase 150,000 shares; or (ii) shares of Common Stock are purchased at a price in the transaction implementing such change of control equal to or greater than (A) $17.50 per share for the 450,000 shares; or (B) $22.50 per share for the option to purchase 150,000 shares. An option not meeting either (i) or (ii) upon a change of Control of the corporation shall immediately terminate, lapse or expire. The Committee relied upon the opinions of the outside consulting firm of Janney Montgomery Scott, Inc. dated December 16, 1996 and March 11, 1997 that the proposed NIE Plan and the proposed grant of options to Mr. Morey thereunder were fair from a financial point of view to the Company's shareholders. These options and the 1996 Non-Incentive Executive Stock Option Plan pursuant to which they were granted are subject to the approval of shareholders.

                    NEW BENEFIT PLAN

Name and Position           Dollar Value (1)      Number of Shares
-----------------           ----------------      ------------

Robert W. Morey, Jr.        $     -   (2)          600,000
Chief Executive Officer

------------------
(1) Equal to the difference between the closing sale price of the Common Stock on April 25, 1997, the most recent practical date prior to the printing of this Proxy Statement, as reported by The Nasdaq Stock Market, Inc., and the per share exercise price for the option, multiplied by the number of shares.
(2) All values are less than or equal to zero and were calculated by subtracting the exercise or base price from the closing sales price of $8.25 per share, which was the closing sales price of the Common Stock on The Nasdaq Stock Market, Inc. on April 25, 1997.

REQUIRED VOTE

  Approval of the NIE Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote. In instances of broker non-votes, those shares will not be included in the vote totals, and therefore will have no effect on the vote for the approval of the NIE Plan. Unless marked to the contrary, proxies received will be voted FOR approval of the NIE Plan.

  THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS
        VOTE "FOR" THE ADOPTION OF THE NIE PLAN.

 RATIFICATIONS OF REAPPOINTMENT OF INDEPENDENT AUDITORS

  Deloitte & Touche LLP currently serves as the Company's independent auditors. They have served in that capacity since 1992. On May 11, 1996, subject to ratification by the shareholders, the Company's Board of Directors appointed Deloitte & Touche LLP as independent auditors of the Company for 1997. The shareholders are asked to ratify this action of the Board. The affirmative vote of a majority of the total votes cast by the holders of Common Stock and Class A Common Stock present in person or represented by proxy at the Annual Meeting voting as one class is required to ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for 1997. Unless marked to the contrary, proxies received will be voted "FOR" ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company for 1997. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting to answer appropriate questions within such firm's field of expertise. Such representative will have the opportunity to make a statement if he/she desires to do so.

  The ratification of the appointment of Deloitte & Touche LLP as independent auditors of the Company is being submitted to the shareholders because the Board believes that such action follows sound corporate practice and is in the best interest of the shareholders. If the shareholders do not ratify the appointment by the requisite vote at the Annual Meeting, the appointment of independent auditors will be reconsidered by the Board. It the shareholders ratify the appointment, the Board, in its discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such change would be in the best interest of the Company and its shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
           AS INDEPENDENT AUDITORS FOR 1997.

                     OTHER BUSINESS

  Management does not know of any matter to be brought before the Annual Meeting other than as described above. In the event any other matter properly comes before the Annual Meeting, the persons named in the accompanying form of proxy have discretionary authority to vote on such matters.

                 SHAREHOLDER PROPOSALS

  Any shareholder proposal to be considered for inclusion in the Company's proxy solicitation material for the next Annual Meeting of Shareholders must be received by the Company at its principal office by December 31, 1997.

Dated: May 15, 1997

                       PROXY CARD

THE WELLCARE MANAGEMENT GROUP, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints Robert W. Morey, Jr. and Howard B. Lorch and each of them, proxies, each with the power of substitution, to vote the shares of the undersigned at the Annual Meeting of Shareholders of The WellCare Management Group, Inc. (the "Company") on June 10, 1997, and any adjournments or postponements thereof, upon all matters as may properly come before the Annual Meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein.

               (CONTINUED ON OTHER SIDE)

    Please mark your
  X  votes as in this
     example.

This proxy, which is solicited on behalf of the Board of Directors, will be voted FOR the matters described in paragraphs
(1), (2), (3), (4) and (5) unless the shareholder specifies otherwise, in which case, it will be voted as specified.

                         FOR    AGAINST   ABSTAIN

(1) TO AUTHORIZE AN AMENDMENT TO ARTICLE
     VII OF THE COMPANY'S RESTATED
     CERTIFICATE OF INCORPORATION TO
     ELIMINATE THE CLASSIFIED STRUCTURE
     OF THE BOARD OF DIRECTORS.

(2) TO ELECT SEVEN (7) DIRECTORS

          FOR (except as marked to        WITHHOLD AUTHORITY
          contrary below) all seven       to vote for seven
          (7) nominees listed at          (7) nominees
          right.                          listed at right.

                         Nominees for Directors:
                           Charles E. Crew, Jr.
                           Mark D. Dean, D.D.S.
                           Walter W. Grist
                           Robert W. Morey, Jr.
                           John E. Ott, M.D.
                           Joseph R. Papa
                           Lawrence C. Tucker

TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE(S) PRINT SUCH NOMINEE'S
NAME BELOW.

------------------------------------------

           OR IF PROPOSAL (1) IS NOT APPROVED

TO ELECT TWO (2) CLASS I DIRECTORS
AND ONE (1) CLASS II DIRECTOR TO
THE BOARD OF DIRECTORS

          FOR (except as marked to         WITHHOLD AUTHORITY
          contrary below) the two (2)      to vote for the two
          Class I nominees and the one     (2) Class I nominees
          (1) Class II nominee listed      and one (1) Class II
          at right.                        nominee listed at
                                           right.

                         Nominees for Class I Directors:
                           Mark D. Dean, D.D.S.
                           Walter W. Grist

                         Nominee for Class II Director:
                           Joseph R. Papa

TO WITHHOLD AUTHORITY TO VOTE FOR ANY
INDIVIDUAL NOMINEE(S) PRINT SUCH NOMINEE'S
NAME BELOW.


------------------------------------------

                              FOR    AGAINST    ABSTAIN

(3) TO APPROVE AMENDMENTS TO THE
     COMPANY'S 1993 INCENTIVE AND
     NON-INCENTIVE STOCK OPTION
     PLAN (THE "OPTION PLAN") TO:
     (i) CHANGE THE ADMINISTRATION OF THE OPTION PLAN TO A
     COMMITTEE OF THREE (3) OR MORE "NON-EMPLOYEE DIRECTORS" AS
     DEFINED BY THE SECURITIES LAWS AND REGULATIONS;
     (ii) ELIMINATE THE FORMULA AWARD FOR GRANTING OF NON-INCENTIVE STOCK OPTIONS TO OUTSIDE DIRECTORS OF THE COMPANY;
     (iii) INCREASE THE MAXIMUM AGGREGATE NUMBER OF SHARES WITH
     RESPECT TO STOCK OPTIONS TO BE GRANTED TO ANY ONE INDIVIDUAL
     WITHIN ANY ONE CALENDAR YEAR TO 200,000 SHARES;
     (iv) CHANGE THE VESTING OF INCENTIVE AND NON-INCENTIVE STOCK
     OPTIONS;
     (v) ESTABLISH A CASHLESS EXERCISE ELECTION;
     (vi) EXTEND THE TERMINATION OF INCENTIVE STOCK OPTIONS UPON
     THE TERMINATION OF EMPLOYMENT, DISABILITY OR DEATH OF THE
     OPTION HOLDER; AND
     (vii) REVISE THE PROVISIONS RELATING TO THE AMENDMENT OR
     TERMINATION OF THE OPTION PLAN.

                              FOR    AGAINST    ABSTAIN

(4) TO APPROVE THE ADOPTION OF
     THE COMPANY'S 1996 NON-INCENTIVE
     EXECUTIVE STOCK OPTION PLAN.

                              FOR    AGAINST    ABSTAIN

(5) TO RATIFY THE REAPPOINTMENT OF
     DELOITTE & TOUCHE LLP AS
     INDEPENDENT AUDITORS OF THE
     COMPANY FOR THE YEAR ENDING
     DECEMBER 31, 1997.
                              FOR    AGAINST    ABSTAIN

(6) UPON ANY AND ALL OTHER BUSINESS
     THAT MAY PROPERLY COME BEFORE
     THE ANNUAL MEETING OR ANY
     ADJOURNMENT OR POSTPONEMENT
     THEREOF.


PLEASE SIGN AND RETURN THE
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.

SIGNATURE(S):                           DATE:
Note:     [Executors, Administrators, etc. should give full title.]